Exhibit 10.1

SUBSCRIPTION AGREEMENT

Globis Acquisition Corp.

7100 W. Camino Real, Suite 302-48

Boca Raton, Florida 33433

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Globis Acquisition Corp., a Delaware corporation (“Globis”), and the undersigned subscriber (the “Investor”), in connection with the Securities Purchase Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Globis, Lighthouse Capital Limited, a Gibraltar private company limited by shares (“Lighthouse”), and Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (the “Company”), pursuant to which, among other things, Lighthouse will sell to Globis all of its right, title, and interest in and to all equity securities of the Company, upon the terms and subject to the conditions set forth in the Transaction Agreement and, such that after giving effect to such acquisition, the Company will become a wholly-owned subsidiary of Globis, on the terms and subject to the conditions therein (the transactions contemplated by the Transaction Agreement, the “Transaction”). In connection with the Transaction, Globis is seeking commitments from interested investors to purchase, following the Redomiciliation (as defined below) and prior to the closing of the Transaction, Globis’s ordinary shares (the “Shares”), in a private placement for a purchase price of $10.50 per share (the “Per Share Purchase Price”). Globis plans to enter into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors will have agreed to purchase on the closing date of the Transaction additional Shares, at the Per Share Purchase Price. Prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), Globis will (i) form a wholly-owned subsidiary under the laws of the State of Nevada (the “New Subsidiary”), (ii) merge with and into the New Subsidiary such that the New Subsidiary will survive the merger and succeed to all of the rights, privileges, immunities, properties, powers, liabilities, and obligations of Globis, including such rights, privileges, immunities, properties, powers, liabilities, and obligations pursuant to this Subscription Agreement, and (iii) change its jurisdiction of incorporation from the State of Nevada to Gibraltar by effecting a redomiciliation in accordance with the applicable provisions of the Nevada Business Corporation Act and continuing and re-domiciling as a Gibraltar public company (the “Redomiciliation”) pursuant to and in accordance with the Companies Act 2014 of the Laws of Gibraltar (the “Companies Act”) and the Companies (Re-domiciliation) Regulations 1996 of the Laws of Gibraltar. The aggregate purchase price to be paid by the Investor for the subscribed Shares at the Per Share Purchase Price is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Globis acknowledges and agrees as follows:

1. Subscription. On the terms and subject to the conditions provided for herein, the Investor hereby irrevocably subscribes for and agrees to purchase from Globis at the Closing (as defined below) upon the payment of the Subscription Amount, a number of Shares equal to the lesser of (a) an amount that is 4.99% of all issued and outstanding Shares on the Closing Date after taking into account the completion of the Transaction and the issuance of all Shares pursuant to the Subscription Agreements on the Closing Date, and (b) 1,904,761 Shares (such lesser number, the “Investor’s Shares”). The Investor acknowledges and agrees that Globis reserves the right to accept or reject the Investor’s subscription for the Investor’s Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Globis only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Globis; Globis may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Redomiciliation, the Shares (including the Investor’s Shares) that will be issued pursuant hereto shall be ordinary shares, nominal value $0.001 per share, of a Gibraltar public company (and not, for the avoidance of doubt, shares of common stock in a Delaware corporation).

2. Closing. The closing of the issuance and sale of the Investor’s Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) the satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) Globis to the Investor (the “Closing Notice”), that Globis reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days after the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Globis, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer in immediately available funds to the account(s) specified by Globis in the Closing Notice. On the Closing Date, Globis shall issue a number of the Investor’s Shares to the Investor determined in accordance with Section 1 of this Subscription Agreement and subsequently cause such Investor’s Shares to be registered in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws, in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by Investor, as applicable, on Globis’s share register; provided, however, that Globis’s obligation to issue the Investor’s Shares to the Investor is contingent upon Globis having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business. In the event the Closing of the Transaction does not occur within two (2) business days of the anticipated Closing Date identified in the Closing Notice, Globis shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to the Investor, and any book entries shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean any day other than (x) a Saturday or Sunday or (y) a day on which the banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Investor’s Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement).

b. The obligation of Globis to consummate the issuance and sale of the Investor’s Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions: (i) all representations and warranties of Globis contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than any applicable representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Globis of each of the representations and warranties of Globis contained in this Subscription Agreement as of the Closing Date; (ii) Globis shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or non-compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of Globis to consummate the Closing; (iii) without the Investor’s prior written consent, there shall not have been any waiver, amendment or modification to the Transaction Agreement (as the same exists on the date of this Subscription Agreement) that would materially adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement; and (iv) no suspension of the qualification of the Investor’s Shares for offering or sale or trading on the Nasdaq (as defined herein), or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Globis Representations and Warranties. Globis represents and warrants to the Investor that:

a. Globis is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Globis has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Redomiciliation, Globis will be duly incorporated, validly existing as a public limited company and in good standing under the laws of Gibraltar.

b. As of the Closing Date, the Investor’s Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Investor’s Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Globis’s memorandum of association and articles of association (as amended to the Closing Date) or under the Companies Act.

c. This Subscription Agreement and the Transaction Agreement have been duly authorized, executed and delivered by Globis and, assuming that the Transaction Agreement constitutes a valid and binding agreement of the Company and Lighthouse and that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement and the Transaction Agreement are enforceable against Globis in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery by Globis of this Subscription Agreement and the Transaction Agreement and the performance by Globis of its obligations thereunder, including the issuance and sale of the Investor’s Shares, the compliance by Globis with all of the provisions of this Subscription Agreement and the consummation by Globis of the transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Globis or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Globis or any of its subsidiaries is a party or by which Globis or any of its subsidiaries is bound or to which any of the property or assets of Globis is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Globis and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Investor’s Shares or the legal authority of Globis to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any breach or violation of the provisions of the organizational documents of Globis (including the organizational documents after giving effect to the Redomiciliation); or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Globis or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Globis to comply in all material respects with this Subscription Agreement.

e. There are no securities or instruments issued by or to which Globis is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares (including the Investor’s Shares), that have not been or will not be validly waived on or prior to the Closing Date.

f. Globis is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Globis, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Globis is a party or by which Globis’ properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Globis or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

g. Globis has furnished to the Investor a true and correct copy of the Transaction Agreement, including all exhibits, annexes and disclosure schedules thereto.

h. Assuming the accuracy of Investor’s representations and warranties in Section 6 of this Subscription Agreement, Globis is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Globis of this Subscription Agreement (including, without limitation, the issuance of the Investor’s Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in connection with the Redomiciliation, (iv) the filings required in accordance with Section 10(n), (v) those required by the Nasdaq (as defined herein), including with respect to obtaining stockholder approval, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or other anti-trust filings under the laws of other jurisdictions, if applicable; and (vii) those the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Investor’s Shares.

i. Except as disclosed in an amended SEC Report (as defined below) or subsequent SEC Report, as of their respective dates, all reports (as amended and/or supplemented, the “SEC Reports”) filed by Globis with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Globis included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Globis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of Globis, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by Globis to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Globis, threatened against Globis or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Globis. Globis has not received any written communication from a governmental entity that alleges that Globis is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

l. As of the date of this Subscription Agreement, the authorized capital stock of Globis consists of (i) 100,000,000 shares of common stock, par value $0.0001 per share, 15,050,833 of which are issued and outstanding, (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued or outstanding, and (iii) 15,789,722 warrants to purchase common stock of Globis are issued and outstanding. On the date of Closing, after giving effect to the Redomiciliation and before the Investor’s Shares are issued to the Investor pursuant to this Subscription Agreement and Shares are issued to the Other Investors pursuant to the Other Subscription Agreements and before Shares are issued to holders of securities convertible into Shares (the “Relevant Time”), a maximum of 15,050,833 Shares will be issued and outstanding and (ii) a maximum of 15,789,722 warrants to purchase common stock of Globis will be issued and outstanding. At the Relevant Time all (1) issued and outstanding shares of common stock of Globis will have been duly authorized, validly issued, fully paid and non-assessable and (2) outstanding warrants will have been duly authorized, validly issued and non-assessable.

m. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Globis any common stock or other equity interests in Globis, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Globis has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Globis is a party or by which it is bound relating to the voting of any securities of Globis, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

n. As of the date of this Subscription Agreement, the issued and outstanding common stock of Globis is registered pursuant to Section 12(b) of the Exchange Act, and is listed for trading on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GLAQ.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Globis, threatened against Globis by Nasdaq or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. Globis has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

o. Neither Globis nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Subscription Amount.

p. Globis has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or such other investor’s direct or indirect investment in Globis other than (i) the Transaction Agreement, (ii) the Other Subscription Agreements; provided, that no Other Subscription Agreement included a purchase price per share that is lower than the Per Share Purchase Price, (iii) that certain Letter Agreement, dated December 10, 2020 by and among Globis and the other parties thereto and (iv) confidentiality agreements with each of the Other Investors. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Purchase Price and terms that are no more favorable to any such Other Investor thereunder than the terms of this Subscription Agreement.

6. Investor Representations and Warranties. The Investor represents and warrants to Globis that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Investor’s Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Investor’s Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Investor’s Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Investor’s Shares.

b. The Investor acknowledges and agrees that the Investor’s Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Investor’s Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Investor’s Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Globis or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Investor’s Shares shall contain a restrictive legend to such effect and, as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Investor’s Shares for an indefinite period of time. The Investor acknowledges and agrees that the Investor’s Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Investor’s Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Investor’s Shares from Globis. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Globis, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Globis expressly set forth in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Investor’s Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Globis, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review Globis’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Globis, the Company or a representative of Globis or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Globis, the Company or a representative of Globis or the Company. The Investor did not become aware of this offering of the Investor’s Shares, nor were the Investor’s Shares offered to the Investor, by any other means. The Investor acknowledges that the Investor’s Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Globis, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Globis contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Globis.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Investor’s Shares, including those set forth in Globis’s SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Investor’s Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is able to sustain a complete loss on its investment in the Investor’s Shares, has no need for liquidity with respect to its investment in the Investor’s Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Investor’s Shares.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Investor’s Shares and determined that the Investor’s Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Globis. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Investor’s Shares, the Investor has relied solely upon independent investigation made by the Investor.

j. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Investor’s Shares or made any findings or determination as to the fairness of this investment.

k. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n. The Investor acknowledges that it is not aware of any disclosure or offering document has been prepared in connection with the offer and sale of the Investor’s Shares.

o. In connection with the issue and purchase of the Investor’s Shares, no person, firm or corporation has acted as the Investor’s financial advisor or fiduciary.

p. The Investor will have, when required to deliver payment to Globis pursuant to Section 2 above, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Investor’s Shares pursuant to this Subscription Agreement.

7. Registration Rights.

a. Globis agrees that, within thirty (30) calendar days after the consummation of the Transaction, Globis will file with the SEC (at Globis’ sole cost and expense) a registration statement registering the resale of the Investor’s Shares (the “Registration Statement”), and Globis shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the Commission notifies Globis that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date Globis is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that Globis’ obligations to include the Investor’s Shares in the Registration Statement are contingent upon the Investor furnishing in writing to Globis such information regarding the Investor, the securities of the Issuer held by Investor and the intended method of disposition of the Investor Shares as shall be reasonably requested by the Issuer to effect the registration of the Investor’s Shares, and Investor shall execute such documents in connection with such registration as Globis may reasonably request that are customary of a selling stockholder in similar situations, including providing that Globis shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the SEC prevents Globis from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within one (1) business day thereafter, Globis shall file the final prospectus under Rule 424 of the Securities Act. Globis will provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC.

b. In the case of the registration, qualification, exemption or compliance effected by Globis pursuant to this Subscription Agreement, Globis shall, upon reasonable request, inform the Investor as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as Globis is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (1) the Investor ceases to hold any of the Investor’s Shares or (2) the date all Investor’s Shares held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for Globis to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (3) two years from the Effective Date of the Registration Statement.

(ii) advise the Investor within two (2) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by Globis of any notification with respect to the suspension of the qualification of the Investor’s Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Globis shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Globis other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as Globis is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Globis shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Investor’s Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Investor’s Shares to be listed on each securities exchange or market, if any, on which the Shares have been listed or admitted to trading;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Investor’s Shares contemplated hereby and to enable Investor to sell the Investor’s Shares under Rule 144; and

(vii) remove the legend described in Section 6(b) above (or instruct its transfer agent to so remove such legend) from the Investor’s Shares if (1) the Registration Statement has become effective under the Securities Act, (2) the Investor’s Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of Globis), or (3) such Investor’s Shares are eligible for sale under Rule 144, without the requirement for Globis to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. The Investor agrees to provide Globis, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of the legend described in Section 2(b)(ii) (the “Representations”). Any fees (with respect to the transfer agent, Globis’ counsel or otherwise) associated with the issuance of any legal opinion required by Globis’ transfer agent or the removal of such legend shall be borne by Globis. If a legend is no longer required pursuant to the foregoing, Globis will no later than three (3) Business Days following the delivery by the Investor to Globis or the transfer agent (with notice to Globis) of a legended certificate or instrument representing Investor’s Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and the Representations, deliver or cause to be delivered to such applicable holder a certificate or instrument (as the case may be) representing such Investor’s Shares that is free from all restrictive legends. Certificates for Investor’s Shares free from all restrictive legends may be transmitted by the transfer agent to the applicable holders by crediting the account of the applicable holder’s prime broker with DTC as directed by such applicable holder.

c. Notwithstanding anything to the contrary in this Subscription Agreement, Globis shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Globis’ board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Globis in the Registration Statement of material information that Globis has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Globis’ board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Globis may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Globis of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Investor’s Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which Globis agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Globis that the Investor may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Globis unless otherwise required by law or subpoena. If so directed by Globis, the Investor will deliver to Globis or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Investor’s Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Investor’s Shares shall not apply (1) to the extent the Investor is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up. The Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Investor’s Shares.

d. The Investor may deliver written notice (an “Opt-Out Notice”) to Globis requesting that the Investor not receive notices from Globis otherwise required by this Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) Globis shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify Globis in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, Globis will so notify the Investor, within one (1) business day of the Investor’s notification to Globis, by delivering to Globis a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. Globis shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Investor (to the extent a seller under the Registration Statement), the officers, directors and agents of the Investor, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Globis of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regardingthe Investor furnished in writing to Globis by the Investor expressly for use therein or the Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Globis (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Globis be liable for any Losses to the extent they arise out of or are based upon a violation that occurs (1) in reliance upon and in conformity with written information furnished by the Investor, (2) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by Globis in a timely manner or (3) in connection with any offers or sales effected by or on behalf of Investor in violation of Section 7(c) hereof. Globis shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Issuer receives notice in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Investor’s Shares by the Investor.

f. The Investor shall, severally and not jointly, indemnify and hold harmless Globis, its directors, officers, agents and employees, and each person who controls Globis (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding the Investor furnished in writing to Globis by the Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Investor’s Shares giving rise to such indemnification obligation. The Investor shall notify Globis promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7(f) of which the Investor is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Investor’s Shares by the Investor. Globis may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 (or F-3, as applicable) at such time after Globis becomes eligible to use such Form S-3 (or F-3, as applicable). Globis’s obligations to include the Investor’s Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Globis such information regarding the Investor, the securities of Globis held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Globis to effect the registration of such Shares, and shall execute such documents in connection with such registration as Globis may reasonably request that are customary of a selling stockholder in similar situations.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without the Transaction having been consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) Globis’s notification to the Investor in writing that it has, with the prior written consent of the Company, abandoned its plans to move forward with the Transaction, (d) the End Date (as defined in the Transaction Agreement), if the Closing has not occurred by such date, or (e) at the election of the Investor, on or after the date that is 180 days after the date of this Subscription Agreement if the Closing has not occurred on or prior to such date, or (f) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(f) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Globis shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Globis in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9. Trust Account Waiver. The Investor acknowledges that Globis is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Globis and one or more businesses or assets. The Investor further acknowledges that, as described in Globis’s prospectus relating to its initial public offering dated December 10, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of Globis’s assets consist of the cash proceeds of Globis’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Globis, its public shareholders and the underwriters of Globis’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Globis to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Globis entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of shares of common stock of Globis currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares of common stock, except to the extent that the Investor has otherwise agreed with Globis to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

b. Globis may request from the Investor such additional information as Globis may deem necessary to register the resale of the Investor’s Shares and evaluate the eligibility of the Investor to acquire the Investor’s Shares, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that Globis may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of Globis.

c. Each party to this Subscription Agreement acknowledges that the other party hereto and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party to this Subscription Agreement agrees to promptly notify the other party hereto and the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by such party in this Subscription Agreement are no longer accurate. Each party to this Subscription Agreement acknowledges and agrees that upon each purchase by the Investor of Shares from Globis such party will be deemed to a reaffirm the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such party as of the time of such purchase.

d. Globis and the Company are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Globis set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by Globis of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7, Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k), and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies

m. Each party hereto hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. To the extent that any party hereto or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Subscription Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such party hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. During the period a Legal Dispute that is filed in accordance with this Section 10(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO, AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

n. Globis shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that Globis has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to Globis’ knowledge, the Investor shall not be in possession of any material, nonpublic information received from Globis or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, Globis shall not publicly disclose the name of the Investor or any of its affiliates, or include the name of the investor or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials of Globis in connection with the Transaction to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 10(n), and (iii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the Nasdaq, in which case Globis shall provide the Investor with prior written notice of such disclosure permitted under this subclause (iii).

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation other than the statements, representations and warranties of Globis expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Globis. The Investor acknowledges and agrees that none of (i) any of the Other Investors pursuant to the Other Subscription Agreements related to the private placement of the Shares (including the respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the Other Investors), or (ii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Investor’s Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Investor’s Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Globis, the Company or any Non-Party Affiliate concerning Globis, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Globis, the Company or any of Globis’s or the Company’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: ALM Venture Capital S.à.r.l., SPF		State/Country of Formation or Domicile: Grand Duchy of Luxembourg

By:	/s/ Yacoub Frayem Boukhris /s/ Thomas Heymans
Name:	Yacoub Frayem Boukhris and Thomas Heymans
Title:	Class A and Class B Managers

Name in which Shares are to be registered (if different):		Date:	31 December 2021

Business Address-Street: 2 rue Heinrich Heine		Mailing Address-Street (if different):

City, State, Zip: Luxembourg		City, State, Zip:

Attn:	Thomas Heymans	Attn:

Telephone No.: +352 26 45 68 1		Telephone No.:
Facsimile No.: +352 26 45 68 50		Facsimile No.:

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Globis in the Closing Notice.

IN WITNESS WHEREOF, Globis has accepted this Subscription Agreement as of the date set forth below.

GLOBIS ACQUISITION CORP.

	By:	/s/ Paul Packer
	Name:	Paul Packer
Title:
Date: December 31, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR